UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 16, 2018

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085
(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2018, Worthington Industries, Inc. (the “Registrant”) amended and restated its existing five-year, revolving credit facility (provided under the Amended and Restated Credit Agreement, dated as of April 23, 2015 (the “Existing Credit Agreement”)).  The aggregate commitments under the amended and restated revolving credit facility remain at $500 million.  The final maturity of the revolving credit facility was extended from April 23, 2020 to February 16, 2023.  The Second Amended and Restated Credit Agreement, dated as of February 16, 2018 (the “Second Amended and Restated Credit Agreement”), was entered into among the Registrant, as a Borrower; Worthington Industries International S.à r.l., as a Borrower (“LuxCo”); PNC Bank, National Association, as a Lender, the Swingline Lender, an Issuing Bank and Administrative Agent; JPMorgan Chase Bank, N.A., as a Lender and Syndication Agent; Bank of America, N.A.; Branch Banking and Trust Company; U.S. Bank National Association; Wells Fargo Bank, National Association; Fifth Third Bank; The Huntington National Bank; and The Northern Trust Company, as Lenders (collectively with PNC Bank, National Association and JPMorgan Chase Bank, N.A., the “Lenders”), with Bank of America, N.A., Branch Banking and Trust Company, U.S. Bank National Association and Wells Fargo Bank, National Association serving as Co-Documentation Agents; and JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC serving as Joint Bookrunners and Joint Lead Arrangers.

PNC Bank, National Association served as an issuing bank, swingline lender and administrative agent prior to the amendment and restatement of the Existing Credit Agreement and continues to serve in those capacities under the Second Amended and Restated Credit Agreement.  JPMorgan Chase Bank, N.A. served as an issuing bank and syndication agent prior to the amendment and restatement of the Existing Credit Agreement and serves as syndication agent, a joint bookrunner and a joint arranger under the Second Amended and Restated Credit Agreement.  PNC Capital Markets LLC served as a joint bookrunner and a joint lead arranger prior to the amendment and restatement of the Existing Credit Agreement and continues to serve in those capacities under the Second Amended and Restated Credit Agreement.  Bank of America, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association served as co-documentation agents prior to the amendment and restatement of the Existing Credit Agreement and continue to serve in that capacity under the Second Amended and Restated Credit Agreement, along with Branch Banking and Trust Company.  Each of the Lenders under the Second Amended and Restated Credit Agreement had also been a lender prior to the amendment and restatement of the Existing Credit Agreement.  In addition, certain of the Lenders under the Second Amended and Restated Credit Agreement provide other banking services not specifically outlined in the Second Amended and Restated Credit Agreement to the Registrant, the subsidiaries of the Registrant (including LuxCo) and their respective joint ventures, in the ordinary course of their respective businesses.

Availability under Commitments

The Second Amended and Restated Credit Agreement represents a syndicated unsecured revolving credit facility under which aggregate revolving credit commitments of $500 million will be available in U.S. Dollars and certain other currencies.  In addition, the Registrant may from time to time elect to increase the aggregate revolving credit commitments or enter into one or more tranches of term loans (in each case, subject to the consent of the Lenders who elect to make such loans), in minimum increments of $10 million, so long as, after giving effect thereto, the aggregate amount of such increases and all such incremental term loans does not exceed $300 million.  The expansion option under the Existing Credit Agreement had been capped at $200 million.

In addition to LuxCo, the Registrant may also from time to time request that a foreign subsidiary of the Registrant be added to the Second Amended and Restated Credit Agreement as an additional borrower with the ability to request and receive loans from the Lenders.  However, no more than five such requests may be made during the term of the Second Amended and Restated Credit Agreement.

As of February 16, 2018, prior to its amendment and restatement, the Existing Credit Agreement also provided for $500 million of availability.

Maturity Date

The Existing Credit Agreement had been due to mature on April 23, 2020.  The Second Amended and Restated Credit Agreement extends the maturity date to February 16, 2023.

Use of Proceeds

The proceeds of the Second Amended and Restated Credit Agreement may be used to repay existing indebtedness and for working capital and other general corporate purposes, including capital expenditures and acquisitions.  As of the close of business on February 16, 2018, the Registrant had no borrowings under the Second Amended and Restated Credit Agreement.

Letters of Credit

The Second Amended and Restated Credit Agreement provides that up to $75 million of the available commitments may be used for letters of credit for the benefit of the Registrant, representing an increase from the maximum of $50 million under the Existing Credit Agreement.  On February 16, 2018, the Registrant had $13,244,517.00 in outstanding letters of credit issued under the Second Amended and Restated Credit Agreement.

Borrowing Options

The Second Amended and Restated Credit Agreement has several borrowing options: (i) ABR Borrowings, which may only be made in U.S. Dollars and bear interest at a rate determined by reference to the Alternate Base Rate described below; and (ii) Eurocurrency Borrowings, which may be made in U.S. Dollars, euros, Pounds Sterling and other agreed upon currencies and bear interest at a rate determined by reference to the Adjusted LIBO Rate (as defined in the Second Amended and Restated Credit Agreement).  A margin is added to each of the Alternate Base Rate and the Adjusted LIBO Rate, the amount of which is determined by the then current ratings by Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and/or Fitch, Inc. (“Fitch”) in respect of the Registrant’s senior unsecured long-term debt securities. The Alternate Base Rate is a floating per annum rate of interest equal to the highest of (a) the Overnight Bank Funding Rate plus 0.50%, (b) the Prime Rate of PNC Bank, National Association, and (c) the Daily LIBOR Rate plus 1.00% so long as the Daily LIBOR Rate is offered, ascertainable and not unlawful (as each such term is defined in the Second Amended and Restated Credit Agreement).

Swingline Loans

As Swingline Lender, PNC Bank, National Association may make swingline loans to the Registrant in an aggregate principal amount not to exceed $40 million.  Swingline loans will bear interest at an interest rate agreed upon by the Registrant and PNC Bank, National Association.

Facility Fees

The Registrant agreed to pay a facility fee on the commitments of the Lenders under the Second Amended and Restated Credit Agreement at a rate based on the then current S&P, Moody’s and/or Fitch ratings in respect of the Registrant’s senior unsecured long-term debt securities.  As of February 16, 2018, the annual facility fee rate was 15 basis points.

Covenants; Events of Default

The terms of the Second Amended and Restated Credit Agreement provide for customary representations and warranties, affirmative covenants and negative covenants of and on the Registrant and its subsidiaries, subject to negotiated carve-outs, all as provided in the Second Amended and Restated Credit Agreement.

The Second Amended and Restated Credit Agreement requires that the ratio (the “interest coverage ratio”), for the Registrant and its subsidiaries on a consolidated basis, of (i) Consolidated EBITDA (as defined in the Second Amended and Restated Credit Agreement) for four consecutive fiscal quarters, taken as a single accounting period, to (ii) Consolidated Interest Expense (as defined in the Second Amended and Restated Credit Agreement) for such period, not be less than 3.25 to 1.00 at the end of any fiscal quarter.  In addition, the Second Amended and Restated Credit Agreement requires that the ratio, for the Registrant and its subsidiaries on a consolidated basis, of (a) Consolidated Indebtedness (as defined in the Second Amended and Restated Credit Agreement) to (b) Consolidated Indebtedness (as defined in the Second Amended and Restated Credit Agreement) plus Consolidated Net Worth (as defined in the Second Amended and Restated Credit Agreement), not be greater than 60% at the end of any fiscal quarter.

The terms of the Second Amended and Restated Credit Agreement include customary events of default such as payment defaults; material inaccuracies in representations or warranties; covenant defaults; bankruptcy, insolvency or occurrence of similar events; cross-defaults to other material indebtedness; uninsured material judgments; the occurrence of a defined change of control of Registrant, LuxCo or another foreign subsidiary of the Registrant which becomes a borrower under the Second Amended and Restated Credit Agreement; material ERISA events; and any material provision of any Loan Document (as defined in the Second Amended and Restated Credit Agreement) ceases to be enforceable.  Upon the occurrence and during the continuation of an event of default, the Lenders may, among other things, terminate their commitments under the Second Amended and Restated Credit Agreement and declare any of the then outstanding loans or letter of credit obligations to be due and payable immediately.

The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Second Amended and Restated Credit Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement.” of this Current Report on Form 8-K, related to the Second Amended and Restated Credit Agreement entered into on February 16, 2018, which description is incorporated herein by reference.

Item 8.01. Other Events.

On February 19, 2018, the Registrant issued a news release announcing that the Registrant had entered into the Second Amended and Restated Credit Agreement.  The news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)-(c)     Not applicable.

(d)           Exhibits:

                The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.           Description

4.1                       Second Amended and Restated Credit Agreement, dated as of February 16, 2018, among Worthington Industries, Inc., as a Borrower; Worthington Industries International S.à r.l., as a Borrower;  PNC Bank, National Association, as a Lender, the Swingline Lender, an Issuing Bank and Administrative Agent; JPMorgan Chase Bank, N.A., as a Lender and Syndication Agent; Bank of America, N.A.; Branch Banking and Trust Company; U.S. Bank National Association; Wells Fargo Bank, National Association; Fifth Third Bank; The Huntington National Bank; and The Northern Trust Company as Lenders; with Bank of America, N.A., Branch Banking and Trust Company, U.S. Bank National Association and Wells Fargo Bank, National Association serving as Co-Documentation Agents; and JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC serving as Joint Bookrunners and Joint Lead Arrangers

99.1                      News Release issued by Worthington Industries, Inc. on February 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: February 22, 2018	By:	/s/ Dale T. Brinkman
Dale T. Brinkman
Vice President-Administration, General Counsel & Secretary